Exhibit 10.205.2
STATEMENT OF EXTENSION OF WARRANT EXERCISE DATE
On February 26, 2007 the Company and its Board of Directors unilaterally extended the expiration date of the 6,000,000 second tranche warrants issued in connection with the Company’s 2006 Private Placement Offering to March 30, 2007. The second tranche warrants previously were set to expire March 1, 2007.
Before the Company’s December 2006 1-for-100 reverse stock split, these warrants had been exercisable for 600,000,000 shares of common stock.